UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant     [x]
Filed by a Party other than the Registrant     [ ]

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[ ]	Preliminary Proxy Statement
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permitted by Rule 14a-6(e) (2))
[x]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

WIRELESS TELECOM GROUP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WIRELESS TELECOM GROUP, INC.
25 Eastmans Road
Parsippany, NJ 07054
(973) 386-9696

________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
________________________________

To be held on July 17, 2007

To the Stockholders of Wireless Telecom Group, Inc.:

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Wireless Telecom Group, Inc., a New Jersey corporation (the “Company”), will be held at the American Stock Exchange, 86 Trinity Place, New York, NY 10006-1872, 21st Floor Main Meeting Room, on July 17, 2007, at 10:00 a.m., local time (the “Meeting”), for the following purposes:

1.

To elect each of Savio W. Tung, James M. (“Monty”) Johnson, Hazem Ben-Gacem, Henry L. Bachman, Rick Mace, Adrian Nemcek and Joseph Garrity as a member of the Company’s board of directors, for a term of one year or until their respective successors are elected and qualified; and

2.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The board of directors of the Company unanimously recommends that you vote “FOR” each of the 7 nominees to the board of directors.

     The close of business on May 21, 2007 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Meeting. A copy of the Company’s 2006 annual report is being mailed concurrently with this proxy material to all stockholders of record.

     All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, you are requested to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof by (i) filing written notice of such revocation with the Secretary of the Company, (ii) submission of a duly executed proxy bearing a later date or (iii) voting in person at the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of a proxy. Any written notice revoking a proxy should be sent to: Robert Censullo, Secretary, Wireless Telecom Group, Inc., 25 Eastmans Road, Parsippany, New Jersey 07054. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

By Order of the Board of Directors,

ROBERT CENSULLO
Secretary

Dated: June 18, 2007

WIRELESS TELECOM GROUP, INC.
25 Eastmans Road
Parsippany, NJ 07054
(973) 386-9696

_________________

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
July 17, 2007
_________________

     This Proxy Statement and accompanying proxy card is furnished in connection with the solicitation by the Board of Directors of Wireless Telecom Group, Inc., a New Jersey corporation (the “Company”), of proxies in the enclosed form for the Annual Meeting of Stockholders to be held at the American Stock Exchange, 86 Trinity Place, New York, NY 10006-1872, 21st Floor Main Meeting Room, on July 17, 2007, at 10:00 a.m., local time, and for any adjournment or adjournments thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders (the “Meeting”) . The persons named in the enclosed proxy form will vote the shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), for which they are appointed in accordance with the directions of the stockholders appointing them. In the absence of such directions, such shares will be voted “FOR” Proposal 1 set forth herein and, in their best judgment, will be voted on any other matters as may come before the Meeting. Any stockholder giving a proxy has the power to revoke such proxy at any time before it is voted by (i) filing written notice of such revocation with the Secretary of the Company, (ii) submission of a duly executed proxy bearing a later date or (iii) voting in person at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy. Any written notice revoking a proxy should be sent to: Robert Censullo, Secretary, Wireless Telecom Group, Inc., 25 Eastmans Road, Parsippany, New Jersey 07054. A return envelope, which requires no postage if mailed in the United States, is enclosed herewith for your convenience.

     The principal executive offices of the Company are located at 25 Eastmans Road, Parsippany, New Jersey 07054. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed to the Company’s stockholders is June 18, 2007.

     The Company will pay the cost of soliciting proxies. In addition to solicitation by use of the mails, proxies may be solicited from the Company’s stockholders, by the Company’s directors, officers and employees in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries and for reimbursement of their reasonable expenses incurred in connection therewith.

OUTSTANDING SHARES AND VOTING RIGHTS

     Only holders of record of shares of the Company’s Common Stock as of the close of business on May 21, 2007 (the “Record Date”) are entitled to vote at the Meeting. On the Record Date, there were 25,864,451 shares of Common Stock outstanding and entitled to be voted at the Meeting. As of the Record Date, there were 577 holders of record of the Company’s Common Stock. Each outstanding share of Common Stock as of the Record Date is entitled to one (1) vote on all matters to be acted upon at the Meeting. A complete list of stockholders of record entitled to vote at the Meeting will be available for inspection by any stockholder for any purpose germane to the Meeting for 10 days prior to the Meeting during ordinary business hours at the Company’s headquarters located at 25 Eastmans Road, Parsippany, New Jersey 07054.

      Most of the Company’s stockholders hold their shares through a stock brokerage account, bank or other nominee, rather than directly in their own name. There are some distinctions between shares held as a holder of record and those beneficially owned. If your shares of Common Stock are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the holder of record, and these proxy materials have been sent directly to you. As the holder of record, you have the right to grant your voting proxy directly to the persons named on the enclosed proxy card or to vote in person at the Meeting. A proxy card is enclosed with this proxy statement for you to use. If your shares of Common Stock are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name”, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the holder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Meeting. However, since you are not the holder of record, you may not vote these shares in person at the Meeting. Your broker or nominee has enclosed a voting instruction card with this proxy statement for you to use in directing the broker or nominee how to vote your shares. Shares of Common Stock held in street name may be voted in person by you only if you obtain a signed proxy from the holder of record giving you the right to vote the shares.

     The presence, in person or by properly executed proxy, at the Meeting of the holders of shares entitled to cast a majority of the votes at the Meeting is necessary to constitute a quorum in order to transact business at the Meeting. If a quorum is present, the affirmative vote of a plurality of the votes cast at the Meeting is required to elect each of the nominees named in this proxy statement as a director of the Company. A ‘‘plurality’’ means that the nominees who receive the highest number of votes cast ‘‘FOR’’ will be elected as directors. All other matters submitted to a vote of stockholders require the affirmative vote of a majority of the votes cast at the Meeting for approval.

     In the election of directors, you may vote ‘‘FOR’’ all of the nominees or your vote may be ‘‘WITHHELD’’ with respect to one or more of the nominees. You may vote ‘‘FOR,’’ ‘‘AGAINST’’ or ‘‘ABSTAIN’’ for any other proposals. For purposes of determining the number of votes cast with respect to a matter, only those votes cast “FOR” or “AGAINST” a proposal are counted. “Broker non-votes,” if any are submitted by brokers or nominees in connection with the Meeting, will not be counted as votes “FOR” or “AGAINST” for purposes of determining the number of votes cast, but will be treated as present for quorum purposes. “Broker non-votes” are shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and the broker or nominee does not have discretionary voting power under the applicable securities exchange rules. Shares as to which a stockholder or broker withholds from voting or as to which a shareholder or broker abstains will be treated as shares that are present for purposes of determining the presence of a quorum. Withhold votes, however, will not be counted “FOR” the election of any nominees, and abstentions will not be counted “FOR” or “AGAINST” a proposal. Withhold votes, abstentions and broker non-votes will have no effect on the outcome of any proposal presented at the Meeting. Proxy ballots are received and tabulated by the Company’s transfer agent and certified by the inspector of election.

     PROPOSAL 1.
ELECTION OF DIRECTORS

GENERAL

     The Company’s by-laws provide that the Company’s board of directors shall consist of up to nine members. The number of directors constituting the Company’s board of directors, as determined by the Company’s board of directors, is currently fixed at seven, and at present, there are seven directors serving on the Company’s board of directors. At the Meeting, the Company’s shareholders will be asked to vote for the election of seven nominees to serve on the Company’s board of directors until the next annual meeting of shareholders or until their respective successors are elected and qualified.

     If a proxy is properly executed but does not contain voting instructions, it will be voted “FOR” the election of each of the nominees named below as a director of the Company. Proxies cannot be voted for a greater number of persons than seven. Management has no reason to believe that any of the nominees named below will not be a candidate or will be unable to serve as a director. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxies may be voted for such substitute nominees as the Company’s board of directors may designate.

DIRECTOR NOMINEES, CURRENT DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below are the names, ages and descriptions of the backgrounds, as of May 21, 2007, of each of the director nominees, current directors and executive officers of the Company.

Name	Age	Position
Savio W. Tung (1)	57	Chairman of the Board
James M. (“Monty”) Johnson (1)	52	Vice Chairman and Chief Executive Officer
Hazem Ben-Gacem (1)	37	Director
Henry L. Bachman (1)(2)(3)(4)	77	Director
John Wilchek (3)(4)	66	Director
Michael Manza (2)(4)	71	Director
Andrew Scelba (2)(3)	75	Director
Paul Genova	51	President and Chief Financial Officer
Rick Mace (1)	52	Director Nominee
Adrian Nemcek (1)	60	Director Nominee
Joseph Garrity (1)	51	Director Nominee
____________________

(1)	Director Nominee

(2)	Member of Nominating and Governance Committee

(3)	Member of Compensation Committee

(4)	Member of Audit Committee

     Savio W. Tung, a director nominee, was appointed Chairman of the Board on July 1, 2005. Mr. Tung is the global head of the venture capital activities of Investcorp Technology Ventures, L.P. (“Investcorp”). Mr. Tung is a member of Investcorp’s Investment Commitment Committee and he is also a member of Investcorp’s Financial Risk Management Committee. Before joining Investcorp in 1984, Mr. Tung was a senior banker with Chase Manhattan Bank and worked at their offices in New York, Bahrain, Abu Dhabi and London. Prior to forming Investcorp’s venture capital activities, Mr. Tung was the head of Investcorp’s U.S. private equity team. Mr. Tung is currently chairman of Vaultus, Inc., and a board member of Viewlocity Inc. Mr. Tung holds a BSc in Chemical Engineering from Columbia University. Mr. Tung is a trustee of Columbia University and is on the board of the Columbia Investment Management Company.

     James M. (“Monty”) Johnson, a director nominee, was appointed Vice Chairman of the Board and Chief Executive Officer of the Company on January 23, 2006. Prior to joining the Company, Mr. Johnson served from August 2003 until October 2005 as President and General Manager, Network Signaling Group (formerly Network Signaling Division) of Tekelec, a manufacturer of network signaling products, switching products and services for telecommunications networks and contact centers. From January 2003 until his appointment as General Manager, he served as Vice President, Network Signaling Division Strategy and Product Management of Tekelec. From December 2001 until joining Tekelec, Mr. Johnson served as Vice President, Global Sales and Service of dynamicsoft, Inc., a communications software company. From March 1999 until November 2001, he served as Vice President, Global Account Management of Motorola, Inc. Mr. Johnson received a B.S. degree in Electrical Engineering from The Citadel and an M.S. degree in Electrical Engineering from Georgia Tech University.

     Hazem Ben-Gacem, a director nominee, was appointed a director of the Company on July 1, 2005. Mr. Ben-Gacem has been a partner of Investcorp’s venture team in Europe since its inception in early 2001. Mr. Ben-Gacem currently sits on the boards of Utimaco Safeware AG and Trema NV. Prior to that, Mr. Ben-Gacem was a member of Investcorp’s European private equity team since 1994. Prior to joining Investcorp, Mr. Ben-Gacem was a member of Credit Suisse First Boston’s Mergers & Acquisitions team in New York. Mr. Ben-Gacem is a graduate of Harvard University where he received a B.A. in Economics with honors.

     Henry L. Bachman, a director nominee, became a director of the Company in January 1999 and has a career of over 50 years in the electronics industry. From 1951 to 1996, Mr. Bachman served as Vice President of Hazeltine, a subsidiary of Marconi Aerospace Systems Inc., Advanced Systems Division, on a full-time basis and currently provides consulting services to them on a part-time basis. Mr. Bachman was President of The Institute of Electrical and Electronics Engineers (IEEE). Mr. Bachman has a Bachelor’s degree and MS degree from Polytechnic University and completed the Advanced Management Program at Harvard Sloan School of Management.

     John Wilchek, a current director, became a director of the Company in May 1993. He was the founder, President, CEO and Chairman of Zenith Knitting Mills until his retirement in 1991.

     Michael Manza, a current director, became a director of the Company in June 2002. From 1988 until his retirement in 1999, Mr. Manza was a Partner at M.J. Meehan & Co. and served on its Management Committee. From 1979 to 1988, Mr. Manza worked for L.F. Rothschild Unterberg Towbin as a Partner and Managing Director. From 1952 until 1979, Mr. Manza worked for Josephthal & Co. in several capacities, and served as Partner and Manager from 1966 until 1979. Mr. Manza received his Bachelors degree in Business from New York University and his Masters degree in Finance from The New York Institute of Finance.

     Andrew Scelba, a current director, became a director of the Company in January 2003. In 1980, Mr. Scelba established ANR advertising, a technical agency specializing in electronic and telecommunication accounts, servicing both national and international accounts. In 1990, the name was changed to SSD&W and subsequently SGW. Mr. Scelba served as President and later Chairman of the Board. In 2000, Mr. Scelba retired, but continued to consult for the agency. Mr. Scelba has a Bachelor of Science degree in Advertising and a MBA in Marketing from Fairleigh Dickenson University.

     Paul Genova, has served as the Company’s Chief Financial Officer since September 2003 and since March 2004 has served as the Company’s President. From March 2004 until July 2005, Mr. Genova served as a director of the Company and from September 2005 to January 2006, Mr. Genova served as interim Chief Executive Officer of the Company. From 1994 to February 2002, Mr. Genova served as Chief Financial Officer of Wilson Logistics, Inc., a supply chain management and industrial services provider, which is a wholly owned subsidiary of Wilson Logistics Holdings, AB Sweden. From 1985 to 1994, Mr. Genova worked with Deloitte & Touche as a Senior Audit Manager, working with various global manufacturing companies. Mr. Genova earned his New York CPA certificate in 1983 and has a Bachelor of Science degree in Accounting from Manhattan College.

     Rick Mace, a director nominee, is an experienced CEO and COO within the telecommunications and networking markets, with extensive experience with hardware/software and service business models. From April 2005 to the present, Mr. Mace has served as COO of Tekelec, Inc., which produces network signaling systems within telecommunications networks. He joined Tekelec as President and General Manager in October 2004 as part of the acquisition by Tekelec of Steleus Group, Inc., a communications software company for which he was CEO and Chairman of the Board from May 2000 until the aforementioned acquisition in October 2004. Prior to

Steleus, Mr. Mace was President and CEO of PakNetX, Inc., which was acquired by Aspect Communications. Prior to PakNetX, Mr. Mace was CEO of Network Programs,Inc., which was acquired by DSET Corporation. Mr. Mace also served as Worldwide Vice President Marketing and Sales of Digital Equipment Corporations Service Division, and COO of Bell Atlantic Network Integration, Inc

     Adrian Nemcek, a director nominee, was President of the Motorola Networks business from January 2005 until his retirement in March 2006, and has 36 years of experience in the wireless industry. Mr. Nemcek expanded the scope of the Motorola Networks business to provide cellular radio access, IP networks, telco wireline access, WiMAX wireless access platforms, embedded communications and computer platforms, as well as providing customers with a services and applications management business focused in these areas. Prior to heading the Networks business, from August 2002 to December 2004, he served as Executive Vice President and led global sales and strategy functions for the Motorola Cellular Networks business following five years in Europe leading the GSM Systems business. Mr. Nemcek’s experience spans both the cellular and Private Mobile Radio (PMR) markets. He has successfully led product development for several generations of handheld and infrastructure communications products. Adrian’s leadership spanned new technology development, supply chain, marketing and worldwide business line management. He currently serves on the HP Communications, Multi-Media and Entertainment Board of Advisors, the Illinois Institute of Technology (IIT) Board of Trustees, and the Auburn University Wireless Board of Advisors.

     Joseph Garrity, a director nominee, was Chief Financial Officer of 4 Kids Entertainment Inc., a New York Stock Exchange publicly traded company (NYSE: KDE), from 1991 to December 2005. In January 2006, Mr. Garrity became chairman of the board of trustees of a private college, and in January 2007 became partner in a capital investment fund. Mr. Garrity has 24 years experience in executive financial management and is a CPA. In 1994, he became an Executive Vice President and has served as a Director of the company. For more than six years prior to such time, Mr. Garrity was a Senior Audit Manager for Deloitte & Touche LLP. Mr. Garrity is a CPA and is a member of the AICPA and the NYSSCPA’s.

     There is no family relationship among any of the director nominees, current directors or executive officers of the Company.

INDEPENDENCE OF DIRECTORS

     The Company’s board of directors has determined that all of the Company’s directors, except Mr. Tung, Mr. Ben-Gacem and Mr. Johnson, are currently “independent” in accordance with the applicable listing standards of the American Stock Exchange as currently in effect. Due to Messrs. Tung’s and Ben-Gacem’s affiliation with Investcorp, which owns approximately 25.1% of the Company’s Common Stock and has a significant business relationship with the Company, neither Mr. Tung nor Mr. Ben-Gacem are independent. Under applicable American Stock Exchange Rules, Mr. Johnson is not considered independent because he presently serves as the Company’s Chief Executive Officer.

MEETINGS OF THE BOARD OF DIRECTORS

     During the year ended December 31, 2006, the Company’s board of directors held five meetings. The board of directors has an Audit Committee, a Compensation Committee and a Nominations and Governance Committee. During the year ended December 31, 2006, the Audit Committee held four meetings, the Compensation Committee held four meetings and the Nominations and Governance Committee held one meeting. During year ended December 31, 2006, no director attended fewer than 75% of the aggregate of the total number of meetings of the Company’s board of directors (held during the period for which he was a director) and the total number of meetings held by all committees of the Company’s board of directors on which he served (held during the period that he served).

     Directors who are not employees of the Company are compensated for their services according to a standard arrangement. Such directors are paid a retainer of $2,000 for each meeting of the Company’s board of directors attended by such director. Directors who are members of the Audit Committee are paid $250 for attending meetings of the Audit Committee, which do not precede or follow a meeting of the entire board of directors. Director Hazam Ben-Gacem’s compensation is limited to cash reimbursement of actual and necessary travel expenses as applicable for travel to physically attend the appropriate meetings.

CORPORATE GOVERNANCE AND BOARD COMMITTEES

     The Company’s board of directors has adopted a Code of Business Conduct and Ethics (the “Code”) that outlines the principles of legal and ethical business conduct under which the Company does business. The Code, which is applicable to all directors, employees and officers of the Company, is available at the Company’s website at www.wtt.bz. Any substantive amendment or waiver of the Code may be made only by the Company’s board of directors or a committee of the board of directors, and will be promptly disclosed to the Company’s shareholders on its website. In addition, disclosure of any waiver of the Code will also be made by the filing of a Current Report on Form 8-K with the SEC.

     The Company’s board of directors has also adopted a written charter for both the Audit Committee and Nominations and Governance Committees. Each charter is available on the Company’s website at www.wtt.bz.

     The Audit Committee serves at the pleasure of the Company’s board of directors, and is authorized to review proposals of the Company’s auditors regarding annual audits, recommend the engagement or discharge of the auditors, review recommendations of such auditors concerning accounting principles and the adequacy of internal controls and accounting procedures and practices, to review the scope of the annual audit, to approve or disapprove each professional service or type of service other than standard auditing services to be provided by the auditors, and to review and discuss the audited financial statements with the auditors. The members of the Audit Committee during the year ended December 31, 2006 were Messrs. Henry L. Bachman, Michael Manza and John Wilchek. Such directors are paid a retainer of $250 for each meeting of the Audit Committee attended by such directors. The Company’s board of directors has determined that each member of the Audit Committee currently meets the independence criteria set forth in the applicable rules of the American Stock Exchange and the SEC for audit committee membership. The board of directors has also determined that all members of the Audit Committee possess the level of financial literacy required by applicable American Stock Exchange and SEC rules. The Company’s board of directors has determined that Henry L. Bachman is qualified as an “audit committee financial expert” as defined by the SEC. For additional information about the Audit Committee, see “Report of the Audit Committee” below.

     The Compensation Committee serves at the pleasure of the Company’s board of directors, and is authorized to establish salaries, incentives and other forms of compensation for officers, directors and certain key employees and consultants, administer the Company’s various incentive compensation and benefit plans and recommend policies relating to such plans. The members of the Compensation Committee during the year ended December 31, 2006 were Messrs. Henry Bachman, Andrew Scelba and John Wilchek. Each of Messrs. Bachman, Scelba and Wilchek is currently independent for purposes of the applicable American Stock Exchange rules.

     The Nominations and Governance Committee serves at the pleasure of the Company’s board of directors. The Nominations and Governance Committee oversees the process for performance evaluations of each of the committees of the board of directors and is responsible for overseeing matters of corporate governance, including the evaluation of the performance and practices of the Company’s board of directors. It is also within the charter of the Nominations and Governance Committee to review the Company’s management succession plans and executive resources. In addition, the Nominations and Governance Committee reviews possible candidates for the Company’s board of directors and recommends the nominees for directors to the board for approval. The members of the Nominations and Governance Committee during the year ended December 31, 2006 were Messrs. Michael Manza, Andrew Scelba and Henry Bachman. Each of Messrs. Bachman, Scelba and Wilchek is currently independent for purposes of the applicable American Stock Exchange rules.

DIRECTOR NOMINATIONS

     The Nominations and Governance Committee is responsible for, among other things, the selection, or the recommendation to the Company’s board of directors for selection, of nominees for election as directors. The Company’s board of directors determines whether the Nominations and Governance Committee shall make director nominations as a committee or make recommendations to the board of directors with respect to director nominations. The Nominations and Governance Committee does not currently have a policy whereby it will consider recommendations from shareholders for its director nominees. The Nominations and Governance Committee feels that it is not appropriate for the Company to have such a policy at this time.

     When considering the nomination of directors for election at an annual meeting of shareholders or, if applicable, a special meeting of shareholders, the Nominations and Governance Committee reviews the needs of the Company’s board of directors for various skills, background and experience. When reviewing potential nominees, the Nominations and Governance Committee considers the perceived needs of the Company’s board of directors, the candidate’s relevant background, experience, skills and potential contributions to the Company’s board of directors.

     There are no specific minimum criteria for director nominees. However, the Nominations and Governance Committee’s goal is to assemble a board of directors comprised of directors possessing the highest personal and professional ethics, integrity and values and who will be committed to representing the long-term interests of the Company’s shareholders. Director candidates must have sufficient time available in the judgment of the Nominations and Governance Committee to perform all board of directors and committee responsibilities that will be expected of them. Members of the Company’s board of directors are expected to rigorously prepare for, attend and participate in all meetings of the board of directors and applicable committees. The Nominations and Governance Committee will consider candidates for directors proposed by directors or management, and will evaluate any such candidates against the criteria set forth above.

     If the Nominations and Governance Committee believes that the Company’s board of directors requires additional candidates for nomination, the Nominations and Governance Committee may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. All incumbent directors and nominees will be required to submit a completed directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominations and Governance Committee.

     Under the terms of a shareholders’ agreement, dated July 1, 2005, among the Company, Investcorp and Cyrille Damany, the Company’s former Chief Executive Officer, for so long as Investcorp’s beneficial ownership of Common Stock continuously equals or exceeds 12.5% of the issued and outstanding shares of Common Stock, at each annual or special meeting of the Company’s stockholders at which directors are to be elected, Investcorp will be entitled to designate to the Nominations and Governance Committee two candidates for nomination for election to the Company’s board of directors. For so long as Investcorp’s beneficial ownership of Common Stock is less than 12.5% but continuously equals or exceeds 5% of the issued and outstanding shares of Common Stock, at each annual or special meeting of the Company’s stockholders at which directors are to be elected, Investcorp will be entitled to designate to the Nominations and Governance Committee one candidate for nomination for election to the Company’s board of directors. If at any time Investcorp’s beneficial ownership of Common stock falls below 12.5% or 5% (as applicable) of the issued and outstanding shares of Common Stock and Investcorp does not increase its beneficial ownership above such thresholds (as applicable) prior to the end of a 20-day grace period, Investcorp’s nomination rights corresponding to such beneficial ownership threshold will expire at the end of the 20-day grace period.

COMMUNICATIONS BY SHAREHOLDERS WITH DIRECTORS

     The Company encourages shareholder communications to the Company’s board of directors and/or individual directors. Shareholders who wish to communicate with the Company’s board of directors or an individual director should send their communications to the care of Paul Genova, President & CFO, Wireless Telecom Group, Inc., at 25 Eastmans Road, Parsippany, New Jersey 07054; Fax: (973) 386-9191. Communications regarding financial or accounting policies should be sent to the attention of the Chairman of the Audit Committee. All other communications should be sent to the attention of the Chairman of the Nominations and Governance Committee. Mr. Paul Genova will maintain a log of such communications and will transmit as soon as practicable such communications to either the Chairman of the Audit Committee or the Chairman of the Nominations and Governance Committee, as applicable, or to the identified individual director(s), although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently, as determined by Mr.Genova.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

     The Company will make every effort to schedule its annual meeting of shareholders at a time and date to accommodate attendance by directors taking into account the directors’ schedules. All directors are encouraged to attend the Company’s annual meeting of shareholders. Seven directors attended the Company’s 2006 annual meeting of shareholders.

VOTE REQUIRED AND RECOMMENDATION OF THE COMPANY’S BOARD OF DIRECTORS

     The terms of each of the Company’s incumbent directors will expire on the date of the upcoming annual meeting. Accordingly, seven persons are to be elected to serve as members of the Company’s board of directors at the annual meeting. Management’s nominees for election by the Company’s shareholders to those seven positions are Savio W. Tung, James M. Johnson, Hazem Ben-Gacem, Henry L. Bachman, Rick Mace, Adrian Nemcek and Joseph Garrity. Please see “Director Nominees, Current Directors and Executive Officers of the Company” above for information concerning each of the nominees.

     If a quorum is present at the annual meeting, the seven nominees for directors receiving the highest number of votes cast “FOR” will be elected as directors of the Company, each to serve until the next annual meeting of the Company’s shareholders or until their respective successors are elected and qualified. Withhold votes and broker non-votes will have no effect on the outcome of the election of directors.

     The Company’s board of directors unanimously recommends that you vote “FOR” the election of each of the nominees named above to the Company’s board of directors.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     On October 19, 2006, the Company’s board of directors, at the recommendation of the Audit Committee dismissed Lazar Levine & Felix, LLP (“Lazar”) as its independent registered public accounting firm and engaged Pannell Kerr Foster (“PKF”) as its new independent registered public accounting firm. Lazar’s reports on the Company’s consolidated financial statements for the years ended December 31, 2005 and December 31, 2006 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Lazar, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Lazar’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

     Representatives of PKF are expected to be present at the annual meeting and will have the opportunity to make statements if they so desire and to respond to appropriate questions from the Company’s stockholders.

AUDIT COMMITTEE REPORT

     The Audit Committee is composed of independent directors, as defined in the AMEX listing standards, and operates under a written charter adopted by the board of directors. The current members of the Company’s Audit Committee are Henry L. Bachman, John Wilchek and Michael Manza.

     The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2006. The information contained in this report shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

     In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006:

(1)	The Audit Committee reviewed and discussed the audited financial statements with management;

(2)	The Audit Committee discussed with PKF, the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, (as may be modified or supplemented);

(3)	The Audit Committee reviewed the written disclosures and the letter from PKF required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as may be modified or supplemented, and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.

     Based on the review and discussion referred to above, the Audit Committee recommended to the Company’s board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, to be filed with the SEC.

FEES PAID TO PRINCIPAL ACCOUNTANTS

Audit Fees

     The aggregate fees billed for professional services and paid for the annual audit and for the review of the Company’s financial statements included in the Company’s Annual Report on Form 10-K for each of the quarters of the years ended December 31, 2006 and 2005 and the Company’s Forms 10-Q for the years ended December 31, 2006 and 2005 were approximately $213,000 and $176,000, respectively.

Audit-Related Fees

     The Company did not engage either PKF, the Company’s current principal auditors, or Lazar Levine & Felix, LLP, the Company’s former principal auditors, to provide assurance services during the years ended December 31, 2006 or 2005. Therefore, there were no fees billed for services of that type.

Tax Fees

     The aggregate tax fees billed for all respective services for the years ended December 31, 2006 and 2005, were approximately $38,000 and $25,000, respectively.

All Other Fees

     The aggregate fees billed for all other non-audit services, including fees for acquisition analysis, rendered by the current and former principal accountants for the years ended December 31, 2006 and 2005, were approximately $2,500 and $3,700, respectively.

     The Audit Committee has reviewed the non-audit services provided by the principal accountants and determined that the provision of these services during fiscal years 2006 and 2005 are compatible with maintaining the principal accountants independence.

AUDIT COMMITTEE

Henry L. Bachman
John Wilchek
Michael Manza

COMPENSATION DISCUSSION AND ANALYSIS

Overview

     The goal of our named executive officer compensation program is the same as our goal for operating the company—to create long-term value for our shareholders. Toward this goal, we have designed and implemented our compensation programs for our named executives to reward them for sustained financial and operating performance and leadership excellence, to align their interests with those of our shareholders and to encourage them to remain with the company for long and productive careers. Most of our compensation elements simultaneously fulfill one or more of our performance, alignment and retention objectives. These elements consist of salary and annual bonus, equity incentive compensation, retirement and other benefits. In deciding on the type and amount of compensation for each executive, we focus on both current pay and the opportunity for future compensation. We combine the compensation elements for each executive in a manner we believe optimizes the executive’s contribution to the company.

Compensation Objectives

Performance

     Our two executives who are identified in the Summary Compensation Table below (whom we refer to as our named executives) have a combined total of 4 years with our company, during which they have held different positions and been in some cases promoted to increasing levels of responsibility. The amount of compensation for each named executive reflects his superior management experience, continued high performance and exceptional career of service to the company over a long period of time. Key elements of compensation that depend upon the named executive’s performance include:

  a discretionary cash bonus that is based on an assessment of his performance against pre-determined quantitative and qualitative measures within the context of the company’s overall performance; and

  equity incentive compensation in the form of stock options, subject to vesting schedules that require continued service with the company.

     Base salary and bonus are designed to reward annual achievements and be commensurate with the executive’s scope of responsibilities, demonstrated leadership abilities, and management experience and effectiveness. Our other elements of compensation focus on motivating and challenging the executive to achieve superior, longer-term, sustained results.

Alignment

     We seek to align the interests of the named executives with those of our investors by evaluating executive performance on the basis of key financial measurements which we believe closely correlate to long-term shareholder value, including revenue, operating profit, earnings per share, operating margins, return on total equity or total capital, cash flow from operating activities and total shareholder return. Equity incentive compensation awards align the interests of the named executives with shareholders because the total value of those awards corresponds to stock price appreciation.

Retention

     Our senior executives have been presented with other professional opportunities, including ones at potentially higher compensation levels. We attempt to retain our executives by using continued service as a determinant of total pay opportunity, with the extended vesting terms of stock option awards.

Implementing Our Objectives

Determining Compensation

     We rely upon our judgment in making compensation decisions, after reviewing the performance of the company and carefully evaluating an executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with the company, current compensation arrangements and long-term potential to enhance shareholder value. Specific factors affecting compensation decisions for the named executives include:

  key financial measurements such as revenue, operating profit, earnings per share, operating margins, return on total equity or total capital, cash flow from operating activities and total shareholder return;

  strategic objectives such as acquisitions, dispositions or joint ventures, technological innovation and globalization;

  promoting commercial excellence by launching new or continuously improving products or services, being a leading market player and attracting and retaining customers;

  achieving specific operational goals for the company, including improved productivity, simplification and risk management;

  achieving excellence in their organizational structure and among their employees; and

  supporting our values by promoting a culture of unyielding integrity through compliance with law and our ethics policies, as well as commitment to community leadership and diversity.

     We generally do not adhere to rigid formulas or necessarily react to short-term changes in business performance in determining the amount and mix of compensation elements. We consider competitive market compensation paid by other companies, but we do not attempt to maintain a certain target percentile within a peer group or otherwise rely on those data to determine executive compensation. We incorporate flexibility into our compensation programs and in the assessment process to respond to and adjust for the evolving business environment.

     We strive to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. Any apportionment goal is not applied rigidly and does not control our compensation decisions; we use it as another tool to assess an executive’s total pay opportunities and whether we have provided the appropriate incentives to accomplish our compensation objectives. Our mix of compensation elements is designed to reward recent results and motivate long-term performance through a combination of cash and equity incentive awards. We also seek to balance compensation elements that are based on financial, operational and strategic metrics with others that are based on the performance of our shares. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our named executives to deliver superior performance and retain them to continue their careers with us on a cost-effective basis.

No Employment and Severance Agreements

     With the exception of the Employment Agreement and Severance Agreement described in this report, our named executives do not have employment, severance or change-of-control agreements. Our named executives serve at the will of the Board, which enables the company to terminate their employment with discretion as to the terms of any severance arrangement. This is consistent with the company’s performance-based employment and compensation philosophy. In addition, our policies on employment, severance and retirement arrangements help retain our executives by subjecting to forfeiture significant elements of compensation that they have accrued over their careers at our company if they leave the company prior to retirement.

Role of Compensation Committee and CEO

     The Compensation Committee of our Board has primary responsibility for assisting the Board in developing and evaluating potential candidates for executive positions, including the CEO, and for overseeing the development of executive succession plans. As part of this responsibility, the Compensation Committee oversees the design, development and implementation of the compensation program for the CEO and the other named executives. The Compensation Committee evaluates the performance of the CEO and determines CEO compensation in light of the goals and objectives of the compensation program. The CEO and the Compensation Committee together assess the performance of the other named executives and determine their compensation, based on initial recommendations from the CEO.

     Our CEO assists the Compensation Committee in reaching compensation decisions with respect to the named executives other than the CEO. The other named executives do not play a role in their own compensation determination, other than discussing individual performance objectives with the CEO.

Role of Compensation Consultants

     We have not used the services of any other compensation consultant in matters affecting senior executive or director compensation. In the future, either the company or the Compensation Committee may engage or seek the advice of other compensation consultants.

Equity Grant Practices

     The exercise price of each stock option awarded to our senior executives under our long-term incentive plan is the closing price of our stock on the date of grant. Scheduling decisions are made without regard to anticipated earnings or other major announcements by the company. We prohibit the repricing of stock options.

Tax Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s CEO or any of the company’s four other most highly compensated executive officers who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by shareholders). For 2006, the grants of stock options and the payments of annual bonuses were designed to satisfy the requirements for deductible compensation.

Potential Impact on Compensation from Executive Misconduct

     If the Board determines that an executive officer has engaged in fraudulent or intentional misconduct, the Board would take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the wrongdoers as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limit, (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and (3) if the misconduct resulted in a significant restatement of the company’s financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Elements Used to Achieve Compensation Objectives

Annual cash compensation

Base salary

     Base salaries for our named executives depend on the scope of their responsibilities, their performance, and the period over which they have performed those responsibilities. Decisions regarding salary increases take into account the executive’s current salary and the amounts paid to the executive’s peers within and outside the company. Base salaries are reviewed approximately every 12 months, but are not automatically increased if the Compensation Committee believes that other elements of compensation are more appropriate in light of our stated objectives. This strategy is consistent with the company’s primary intent of offering compensation that is contingent on the achievement of performance objectives.

Bonus

     Each quarter the CEO reviews with the Compensation Committee the company’s estimated full-year financial results against the financial, strategic and operational goals established for the year, and the company’s financial performance in prior periods. Based on that review, the Compensation Committee determines on a preliminary basis, and as compared to the prior year, an estimated appropriation to provide for the payment of cash bonuses to employees. After reviewing the final full year results the following quarter, the Compensation Committee and the Board approve total bonuses to be awarded from the maximum fund available. Bonuses are paid in the months of March and April following our December 31 fiscal year end.

     The Compensation Committee, with input from the CEO with respect to the other named executives, uses discretion in determining for each individual executive the current year’s bonus and the percent change from the prior year’s bonus. They evaluate the overall performance of the company, the performance of the function that the named executive leads and an assessment of each executive’s performance against expectations, which were established at the beginning of the year. We believe that the annual bonus rewards the high-performing executives who drive our results and motivates them to sustain this performance over a long career.

     The salaries paid and the annual bonuses awarded to the named executives in 2006 are discussed below and shown in the Summary Compensation Table below.

Equity awards

     The company’s equity incentive compensation program is designed to recognize scope of responsibilities, reward demonstrated performance and leadership, motivate future superior performance, align the interests of the executive with our shareholders’ and retain the executives through the term of the awards. We consider the grant size and the appropriate combination of stock options when making award decisions. The amount of equity incentive compensation granted in 2006 was based upon the strategic, operational and financial performance of the company overall and reflects the executives’ expected contributions to the company’s future success. Existing ownership levels are not a factor in award determination, as we do not want to discourage executives from holding significant amounts of our stock.

     We have expensed stock option grants under Statement of Financial Accounting Standards 123, Share-Based Payment (SFAS 123) since 2006, and adopted SFAS 123, as revised, in 2004 (SFAS 123R) beginning in 2006. When determining the appropriate amount of stock options, our goal is to weigh the cost of these grants with their potential benefits as a compensation tool. Stock options only have value to the extent the price of our stock on the date of exercise exceeds the exercise price on grant date, and thus are an effective compensation element only if the stock price grows over the term of the award. In this sense, stock options are a motivational tool.

     Each of the named executives received grants of stock option awards in 2006. The stock options granted become exercisable in 2 or 3 equal annual installments beginning one year after the grant date and have a maximum ten-year term (see outstanding equity table filed herein). We believe that this vesting schedule aids the company in retaining executives and motivating longer-term performance. Under the terms of the company’s long-term incentive plan, unvested stock options are forfeited if the executive voluntarily leaves the company.

Other Compensation

     Includes the total estimated value of the premium paid on group term life insurance and accidental death and dismemberment insurance, the matching contribution of the Wireless Telecom Group, Inc. 401(k) Profit Sharing Plan and the total estimated use of Company automobiles.

Compensation for the Named Executives in 2006

Strength of company performance

     The specific compensation decisions made for each of the named executives for 2006 reflect the strong performance of the company against key financial and operational measurements. A more detailed analysis of our financial and operational performance is contained in the Management’s Discussion & Analysis section of our 2006 Annual Report filed with the SEC.

CEO compensation

     In determining Mr. Johnson’s compensation for 2006, the Compensation Committee considered his performance against his financial, strategic and operational goals for the year. In the fiscal year ended December 31, 2006, Mr. Johnson received $200,000 in salary, $135,000 in bonuses and $2,400 in other compensation for his service as an executive officer of the Company. Mr. Johnson’s compensation for the 2006 fiscal year was based on qualitative managerial efforts and business ingenuity.

CFO compensation

      In determining Mr. Genova’s compensation for 2006, the Compensation Committee considered his performance against his financial, strategic and operational goals for the year. In the fiscal year ended December 31, 2006, Mr. Genova received $180,000 in salary, $64,000 in bonuses and $17,000 in other compensation for his service as an executive officer of the Company. Mr. Genova’s compensation for the 2006 fiscal year was based on qualitative managerial efforts and business ingenuity.

Report of the Compensation Committee

     The Compensation Committee has reviewed and discussed with our management the Compensation Discussion and Analysis included in this Proxy. Based on that review and discussion, the Nominating, Governance and Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy.

June 18, 2007	COMPENSATION COMMITTEE

Henry Bachman
Andrew Scelba
John Wilchek

SUMMARY COMPENSATION TABLE FOR 2006

     The table below summarizes the total compensation paid or earned by our Chief Executive Officer and our Chief Financial Officer. There were no other executive officers serving during 2006 whose compensation would otherwise be required to be disclosed.

							Change in
							Pension Value
							and
							Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)(1)	($)(1)	($)	($)(2)	($)
James M. (“Monty”) Johnson
Vice Chairman and Chief
Executive Officer	2006	200,000	135,000		190,605			2,400	528,005
Paul Genova
President and Chief
Financial Officer	2006	180,000	64,000		34,110			17,000	295,110
____________________

(1)	The amounts in this column reflect the dollar amount recognized as expense with respect to stock options for financial statement reporting purposes during the twelve months ended December 31, 2006 in accordance with SFAS No. 123(R) and thus include amounts from awards granted prior to 2006. Assumptions used in the calculation of this amount are included in Note 1 to the audited financial statements included in our annual report.

(2)	The amount shown in this column reflects for each named executive officer:

     The total estimated value of the use of an automobile, the premium paid on group term life insurance and accidental death and dismemberment insurance, and the matching contribution of the Wireless Telecom Group, Inc. 401(k) Profit Sharing Plan.

GRANTS OF PLAN-BASED AWARDS FOR 2006

     The table below reports all grants of plan-based awards made during 2006, all of which were stock option awards:

		All Other Option		Grant Date
		Awards: Number	Exercise or	Fair Value
		of Securities	Base Price	of Stock and
		Underlying Options	of Option	Option Awards
Name	Grant Date	(a)	Awards	($)(b)
James M. (“Monty”) Johnson	1/23/2006	500,000	$2.70	$464,079
Paul Genova	4/18/2006	120,000	$2.72	$143,898
____________________

(a)	These ten-year options were granted under our Amended and Restated 2000 Stock Option Plan. These option grants vest over 2 and 3 year periods for Monty Johnson and Paul Genova, respectively.

(b)	Represents the grant date fair value of each such stock option computed in accordance with FAS 123R.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2006

	Number of Securities		Number of Securities	Option
	Underlying Unexercised		Underlying Unexercised	Exercise
	Options (#)		Options (#)	Price	Option
Name	Exercisable		Unexercisable	($)	Expiration Date
James M. (“Monty”) Johnson	125,000	(a)	125,000	$2.71	1/23/2016
	83,333	(b)	166,667	$2.71	1/23/2016
Paul Genova	40,000	(c)	80,000	$2.72	4/18/2016
	50,000	(d)		$2.37	10/10/2013
	50,000	(e)		$2.99	5/21/2014
	30,000	(f)		$2.75	10/22/2014
____________________

(a)	250,000 common share options granted on 1/23/2006; which vest over a two-year period.

(b)	250,000 common share options granted on 1/23/2006; which vest over a three-year period.

(c)	120,000 common share options granted on 4/18/2006; which vest over a three-year period.

(d)	50,000 common share options granted on 10/10/2003; fully vested.

(e)	50,000 common share options granted on 5/21/2004; fully vested.

(f)	30,000 common share options granted on 10/22/2004; fully vested.

OPTION EXERCISES FOR 2006

     None of the named executive officers exercised stock options during 2006.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

     Upon the termination of a named executive officer, such person may be entitled to payments or the provision of other benefits, depending on the event triggering the termination. The compensation committee believes that the triggering events for Messrs. Johnson and Genova, set forth in their employment and severance agreements, respectively, are in line with current compensation trends. The events that would trigger a named executive officer’s entitlement to payments or other benefits upon termination, and the value of the estimated payments and benefits are described in the following table, assuming a termination date and, where applicable, a change in control date of December 29, 2006, and a stock price of $2.55 per share, which was the closing price of one share of our common stock on December 29, 2006 (the last trading day of fiscal year 2006):

	James M. (“Monty”)
	Johnson	Paul Genova
Involuntary Termination without Cause, or Voluntary Termination for Good Reason, not upon a Change in Control
Severance/Salary Continuation	—	$135,000
COBRA Continuation Payments	$5,000	$5,000
Total:	$5,000	$140,000
Involuntary or Good Reason Termination within 12 months following
Change in Control
Severance	—	$135,000
COBRA Continuation Payments	$5,000	$5,000
Gain on Accelerated Stock Options	—	—
Total:	$5,000	$140,000
Change in Control
Gain on Accelerated Stock Options	—	—
Total:	—	—

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Except as set forth below, the Company currently does not have any employment contracts or other similar agreements or arrangements with any of its executive officers.

Johnson Employment Agreement

     The Company and Monty Johnson, the Company’s Vice Chairman and Chief Executive Officer, executed an employment agreement on January 23, 2006 (the “Johnson Employment Agreement”). Under the terms of the Johnson Employment Agreement, Mr. Johnson will receive an annual base salary of $200,000, and will be entitled to receive an annual bonus, in the Company’s sole discretion, in the amount of up to $225,000, which will be determined based on achieving a certain minimum revenue and profit compounded annual growth rate. Mr. Johnson will be eligible to receive qualified stock options to purchase up to 500,000 shares of the Company’s Common Stock, which will vest 50% in 2008 and 50% in 2009, subject to accelerated vesting upon a change-in-control of the Company at an exercise price of $2.68 per share, the opening price of the Company’s Common Stock as reported by the American Stock Exchange on January 23, 2006. Mr. Johnson will also be entitled to reimbursement of his relocation expenses up to $75,000, as and when actually accrued upon presentation of detailed receipts therefor.

     In addition, if Mr. Johnson’s employment is terminated without cause within the first year of his employment, Mr. Johnson will be entitled to receive a severance payment in the amount of $100,000. If Mr. Johnson’s employment is terminated by the Company for cause, or if Mr. Johnson terminates his employment without cause, he shall be entitled to no further compensation, benefits or obligations from the Company and he shall relinquish immediately his seat on the Company’s board of directors. Additionally, if the Company terminates Mr. Johnson’s employment without cause at any time, Mr. Johnson shall forfeit all rights to any unvested stock options and will immediately relinquish his seat on the Company’s board of directors.

Genova Severance Agreement

     The Company and Paul Genova, the Company’s President and Chief Financial Officer, executed the Genova Severance Agreement on March 29, 2005. The Genova Severance Agreement provides that if Mr. Genova’s employment is terminated by the Company “without cause” or if Mr. Genova terminates his employment for “good reason,” then Mr. Genova will be entitled to receive (1) at the sole discretion of the Company, either a lump-sum cash payment equal to 75% of his annual base compensation then in effect (which based on Mr. Genova’s current annual base compensation, would be approximately $135,000), payable within 30 days after termination, or continuation of his base compensation then in effect for a period of nine months after termination, and (2) the continuation of all benefits, to the extent permissible under the applicable benefits programs, in which he currently participates for a period of nine months following his termination. If Mr. Genova obtains subsequent employment during such nine-month period and if he receives benefits through such subsequent employment, the Company may terminate his continuing benefits. Under the terms of the Genova Severance Agreement, “cause” means the occurrence of any one or more of the following: (i) fraud, embezzlement and /or misappropriation of the Company’s (or any successor’s) funds; (ii) gross or willful misconduct by Mr. Genova in the performance of his duties; (iii) a material violation of the Company’s (or any successor’s) Code of Conduct; or (iv) a conviction by, or entry or a plea of guilty or nolo contendre in, a court of competent jurisdiction for any crime which constitutes a felony or act or moral turpitude in the jurisdiction involved; and “good reason” means (i) the assignment to Mr. Genova of duties materially and adversely inconsistent with his position, title, duties, responsibilities or status with the Company as an officer of the Company, (ii) any removal of Mr. Genova from, or any failure to re-elect Mr. Genova as an officer of the Company, (iii) a reduction in Mr. Genova’s salary, or (iv) relocation of Mr. Genova’s principal place of employment to a place more than 30 miles from its current location, in each case without Mr. Genova’s written consent.

DIRECTOR COMPENSATION FOR 2006

	Fees Earned or	Option	All Other
	Paid in Cash	Awards	Compensation	Total
	($)	($) (b)	($)	($)
Savio W. Tung			11,295	11,295
James M. (“Monty”) Johnson (a)	—	—	—	—
Hazem Ben-Gacem			36,216	36,216
Henry L. Bachman	12,500			12,500
John Wilchek	12,500			12,500
Michael Manza	11,500			11,500
Andrew Scelba	11,000			11,000
____________________

(a)	Mr. Johnson does not receive compensation in his capacity as director, but his compensation as a named executive officer is disclosed above.

(b)	Represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2006 for outstanding stock options in accordance with FAS 123R. Our non-employee directors held the following unexercised options at fiscal year end 2006:

	Number of Securities	Number of Securities	Option
	Underlying	Underlying	Exercise	Option
	Unexercised Options	Unexercised Options	Price	Expiration
Name	(#) Exercisable	(#) Unexercisable	($)	Date
Savio W. Tung	—	—	—	—
James M. (“Monty”) Johnson	208,333	291,667	$2.71	1/23/2016
Hazem Ben-Gacem	—	—	—	—
Henry L. Bachman	68,000	68,000	$1.69	4/16/2009
John Wilchek	20,000	20,000	$2.50	8/3/2008
Michael Manza	40,000	40,000	$2.15	6/28/2012
Andrew Scelba	40,000	40,000	$1.95	1/17/2013

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are Messrs. Henry Bachman, Andrew Scelba and John Wilchek. Currently, none of such persons is an officer or employee of the Company or any of its subsidiaries. During 2006, none of the Company’s executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director or member of the Compensation Committee. No interlocking relationship, as defined by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), exists between the board of directors or the Compensation Committee and the board of directors or Compensation Committee of any other company.

DIRECTOR AND OFFICER LIABILITY

     New Jersey’s Business Corporation Act permits New Jersey corporations to include in their certificates of incorporation a provision eliminating or limiting the personal liability of directors and officers of the corporation for damages arising from certain breaches of fiduciary duty. The Company’s Certificate of Incorporation includes a provision eliminating the personal liability of directors and officers to the Company and its stockholders for damages to the maximum extent permitted by new Jersey law, including exculpation for acts or omissions in violation of directors’ and officers’ fiduciary duties of care. Under current New Jersey law, liability is not eliminated in the case of a breach of a director’s or officer’s duty of loyalty (i.e., the duty to refrain from transactions involving improper conflicts of interest) to the Company or its stockholders, the failure to act in good faith, the knowing violation of law or the obtainment of an improper personal benefit. The Company’s Certificate of Incorporation does not have an effect on the availability of equitable remedies (such as an injunction or rescissions) for breach of fiduciary duty. However, as a practical matter, equitable remedies may not be available in particular circumstances. The Company also has in effect under a policy effective April 1, 2006, and expiring on July 1, 2007, insurance covering all of its directors and officers against certain liabilities and reimbursing the Company for obligations for which it occurs as a result of its indemnification of such directors, officers and employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the Company’s Common Stock owned as of May 21, 2007 by (i) each person who is known by the Company to beneficially own more than 5% of its outstanding Common Stock, (ii) each director and director nominee and each of the Company’s current executive officers, and (iii) all executive officers and directors as a group without naming them. Except as otherwise set forth below, the address of each such person is c/o Wireless Telecom Group, Inc., 25 Eastmans Road, Parsippany, New Jersey, 07054. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after May 21, 2007, are deemed outstanding; however, such shares are not deemed outstanding for purposes of computing the ownership percentage of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

	Amount and Nature of
Names and Addresses	Beneficial Ownership (1)	Percentage Owned (2)
Savio W. Tung (3)	6,472,667	25%
John Wilchek (4)	112,000	*
Henry Bachman (5)	81,000	*
Hazem Ben-Gacem (6)	6,472,667	25%
Michael Manza (7)	80,000	*
Andrew Scelba (8)	80,000	*
Paul Genova (9)	170,000	*
James M. (“Monty”) Johnson (10)	233,133	*
All executive officers and directors
as a group (7 persons) (11)	7,228,800	28%
FMR Corp.
82 Devonshire Street
Boston, MA 02109 (12)	1,717,712	6.7%
Damany Holding Gmbh (13)
Gutenbergstrasse 2-4
85737 Ismaning, Germany	1,266,290	4.9%
Investcorp Technology Ventures, L.P. (14)
P.O. Box 1111
West Wind Building
Georgetown, Grand Cayman
Cayman Islands, BWI	6,472,667	25%
____________________

*	Less than one percent.

(1)	Except as otherwise set forth in the footnotes below, all shares are beneficially owned, and the sole voting and investment power is held by the persons named.

(2)	Based upon 25,864,451 shares of Common Stock outstanding as of May 21, 2007.

(3)	Represents 6,472,667 shares of Common Stock beneficially owned by Investcorp. Mr. Tung disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(4)	Ownership includes 92,000 shares of Common Stock and 20,000 shares of Common Stock subject to options.

(5)	Ownership includes 13,000 shares of Common Stock and 68,000 shares of Common Stock subject to options.

(6)	Represents 6,472,667 shares of Common Stock beneficially owned by Investcorp. Mr. Ben-Gacem disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(7)	Ownership includes 40,000 shares of Common Stock and 40,000 shares of Common Stock subject to options.

(8)	Ownership includes 40,000 shares of Common Stock and 40,000 shares of Common Stock subject to options.

(9)	Ownership consists of 170,000 shares of Common Stock subject to options. Excludes 80,000 shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of this Proxy filing date.

(10)	Ownership includes 24,800 shares of Common Stock and 208,333 shares of Common Stock subject to options. Excludes 291,667 shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of this Proxy filing date.

(11)	Ownership consists of 6,682,467 shares of the Company’s Common Stock and 546,333 shares of Common Stock issuable upon the exercise of options.

(12)	Based on information set forth in Schedule 13-G/A, dated February 14, 2007, filed with the Commission on February 14, 2007.

(13)	Based on information set forth in Schedule 13D, dated July 1, 2005, filed with the Commission on July 11, 2005.

(14)	Based on information set forth in Schedule 13D, dated July 1, 2005, filed with the Commission on July 11, 2005.

PERFORMANCE GRAPH

     The graph below presents the yearly percentage change in the cumulative total stockholder returns for the Company’s Common Stock compared with (i) the American Stock Exchange Market Value Index and (ii) a peer group index selected on an industry basis. The graph assumes that the value of the investment in the Company’s Common Stock, the American Stock Exchange Market Value Index and the peer group index each was $100 on December 31, 2001 and that all dividends were reinvested. All of the indices include only companies whose common stock has been registered under Section 12 of the Exchange Act, for at least the time frame set forth in the graph.

     The total shareholder returns depicted in the graph are not necessarily indicative of future performance. The Performance Graph and related disclosure shall not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the graph and such disclosure by reference.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG WIRELESS TELECOM, INC.,
AMEX MARKET INDEX AND SIC CODE INDEX

ASSUMES $100 INVESTED ON JAN. 1, 2002
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2006

	FISCAL YEAR ENDING
COMPANY/MARKET/INDEX	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/30/2005	12/29/2006
WIRELESS TELECOM GROUP, INC.	100	69	111	111	109	105
SIC CODE INDEX	100	38	65	55	59	59
AMEX MARKET INDEX	100	96	131	150	165	185

401(K) PROFIT SHARING PLAN

     The Company’s 401(k) Profit Sharing Plan (the “PSP”) is qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). The effective date of the PSP is January 1, 1991. This plan is administered under a Trust of which Mr. Paul Genova, the Company’s President and Chief Financial Officer, is the Trustee. All employees of the Company, who are 21 years or older, including its executive officers, are eligible to participate in the PSP after six months of employment with the Company.

     Under the PSP, participating employees have the right to elect that their contributions to this plan be made from reductions from their compensation paid to them by the Company, up to 100% of their compensation per annum not to exceed $14,000 for 2006, per the IRS index and in compliance with GUST-EGTRRA. Additionally effective July 1, 2002 the plan allowed certain eligible participants to make additional pre-tax contributions to the plan up to $4,000 in 2006, if they meet the following requirements: They must be eligible to participate in the plans 401 (k) arrangement, they must be at least age 50 or older or will attain age 50 in 2006. These additional contributions known as “catch-up”

contributions are in compliance with the EGTRRA and cannot exceed the maximum amount allowed under federal tax laws for that calendar year. Participating employees are entitled to full distribution of their share of the Company’s contribution under this plan upon their death, total disability, when they reach Normal Retirement Age (age 60) or when they reach Early Retirement Age (age 55). If their employment is terminated earlier, their share of the Company’s contributions will depend upon their number of years of employment with the Company.

     All participating employees have the right to receive 100% of their own contributions to the PSP upon any termination of employment. Apart from the Company’s and employees’ contributions, they may receive investment earnings relating to the funds in their account under this plan.

     Benefits under the PSP are payable to eligible employees in a single lump sum or in installments upon termination of their employment, although in-service withdrawals are permitted under certain circumstances. If more then 60% of its contributions are allocated to key employees, the Company will be compelled to contribute 3% of their annual compensation to each participating non-key employee’s account for that year. If the Company terminates this plan, participating employees are entitled to 100% of the Company’s contributions credited to their accounts. Company contributions to the plan for Fiscal 2006 and Fiscal 2005 aggregated $273,530 and $174,994, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Under the terms of a shareholders’ agreement, dated July 1, 2005, among the Company, Investcorp and Cyrille Damany, the Company’s former Chief Executive Officer, for so long as Investcorp’s beneficial ownership of Common Stock continuously equals or exceeds 12.5% of the issued and outstanding shares of Common Stock, at each annual or special meeting of the Company’s stockholders at which directors are to be elected, Investcorp will be entitled to designate to the Nominations and Governance Committee two candidates for nomination for election to the Company’s board of directors. For so long as Investcorp’s beneficial ownership of Common Stock is less than 12.5% but continuously equals or exceeds 5% of the issued and outstanding shares of Common Stock, at each annual or special meeting of the Company’s stockholders at which directors are to be elected, Investcorp will be entitled to designate to the Nominations and Governance Committee one candidate for nomination for election to the Company’s board of directors. If at any time Investcorp’s beneficial ownership of Common stock falls below 12.5% or 5% (as applicable) of the issued and outstanding shares of Common Stock and Investcorp does not increase its beneficial ownership above such thresholds (as applicable) prior to the end of a 20-day grace period, Investcorp’s nomination rights corresponding to such beneficial ownership threshold will expire at the end of the 20-day grace period.

     Under the terms of an Amended Loan Agreement, dated March 29, 2005, between Investcorp and Willtek (the “Amended Loan Agreement”), effective at the closing of the acquisition of Willtek on July 1, 2005, the Company agreed to guaranty payment of certain outstanding indebtedness of Willtek to Investcorp equal to €3.5 million or approximately $ 4.2 million, plus accrued but unpaid interest at the rate of 8% per year through the closing date of the Willtek acquisition, which amounted to approximately $800,000. Thereafter, interest is to be accrued at the rate of 4% per annum. As of December 31, 2006, accrued interest was approximately $300,000. The entire principle and interest payment is due on December 31, 2006 and was subsequently paid in January 2007.

OTHER MATTERS

     The Management of the Company does not know of any matters other than those stated in the Proxy Statement, which are to be presented for action at the Meeting. If any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted on any such matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

     The Company will bear the cost of preparing, assembling and mailing the Proxy, Proxy Statement and other material, which may be sent to the stockholders in connection with this solicitation. In addition to the solicitation of proxies by use of the mails, officers and regular employees may solicit the return of proxies. The Company may reimburse persons holding stock in their names or in the names of other nominees for their expense in sending proxies and proxy material to principals. Proxies may be solicited by mail, personal interview, telephone and fax.

     The Company will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended December 31, 2006 as filed with the Commission, including the financial statements, notes, exhibits and schedules thereto. All such requests should be directed to: Robert Censullo, Secretary, Wireless Telecom Group, Inc., 25 Eastmans Road, Parsippany, New Jersey 07054.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our executive officers and directors and the holders of greater than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers and directors are required by SEC regulations to furnish us with copies of these reports. Based solely on a review of the copies of these reports furnished to us and written representations from such executive officers, directors and stockholders with respect to the period from January 1, 2006 through December 31, 2006, we are aware of a Form 3 filed by Mr. Johnson and a Form 4 filed by Mr. Bachman that were not filed on a timely basis.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
TO BE PRESENTED AT THE NEXT ANNUAL MEETING

     The Company’s stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of stockholders consistent with Rule 14a-8 promulgated under the Exchange Act. The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 31, 2007. If next year’s annual meeting is held on a date more than 30 calendar days from April 30, 2008, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

By Order of the Board of Directors,

ROBERT CENSULLO
Secretary

Dated: June 18, 2007

WIRELESS TELECOM GROUP, INC.
25 EASTMANS RD.
PARSIPPANY, NJ 07054

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by Wireless Telecom Group, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Wireless Telecom Group, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WIRTG1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
WIRELESS TELECOM GROUP, INC.

Vote on Directors		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of each 01) SAVIO W. TUNG, 02) JAMES M. ("MONTY") JOHNSON, 03) HAZEM BEN-GACEM, 04) HENRY L. BACHMAN, 05) RICK MACE, 06) ADRIAN NEMCEK and 07) JOSEPH GARRITY as directors.	☐	☐	☐

2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1.

PLEASE SIGN EXACTLY AS NAME APPEARS ABOVE. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.

When signing as attorney, as executor, as administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)			Date

PROXY
WIRELESS TELECOM GROUP, INC.
25 EASTMANS ROAD, PARSIPPANY, NEW JERSEY 07054

This Proxy is Solicited on Behalf of the Board of Directors
of Wireless Telecom Group, Inc.

     The undersigned hereby appoints Messrs. James M. ("Monty") Johnson and Paul Genova as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of the Common Stock of Wireless Telecom Group, Inc. held of record by the undersigned on May 21, 2007, at the Annual Meeting of Stockholders to be held on July 17, 2007 or any adjournment thereof. The undersigned hereby revokes any proxy previously given with respect to such shares.

     Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR the nominess for directors.